UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300 Houston, Texas		77084-4947
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	RNET	NASDAQ

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of RigNet, Inc. (the “Company”), was held on Wednesday, May 6, 2020.  The proposals submitted to the stockholders are described in detail in the Company’s proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 8, 2020.  At the Annual Meeting, the stockholders of the Company:

Item 1.Elected all nine director nominees to the Company’s Board of Directors to serve until the 2021 Annual Meeting of Stockholders or until their respective successors have been elected:

NOMINEE	FOR	AGAINST	WITHHELD	BROKER NON-VOTE
James H. Browning	16,668,992	197,146	16,059	1,001,224
Mattia Caprioli	16,693,875	179,417	8,905	1,001,224
Kevin Mulloy	15,988,751	884,385	9,061	1,001,224
Kevin J. O’Hara	16,674,749	198,387	9,061	1,001,224
Keith Olsen	15,969,543	910,593	2,061	1,001,224
Brent K. Whittington	16,703,060	177,076	2,061	1,001,224
Ditlef de Vibe	16,692,414	180,882	8,901	1,001,224
Steven E. Pickett	16,687,888	182,667	11,642	1,001,224
Gail Smith	16,550,338	322,858	9,001	1,001,224

Item 2.Ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

FOR	AGAINST	ABSTAIN
17,593,431	285,391	4,599

Item 3.Approved an Amendment to the RigNet, Inc. 2019 Omnibus Incentive Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
15,022,943	1,844,149	15,105	1,001,224

Item 4.Approved, as an advisory vote, the compensation of named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
16,406,339	462,235	13,623	1,001,224

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: May 7, 2020	By:	/s/ Brad Eastman
	Name:	Brad Eastman
	Title:	Senior Vice President & General Counsel